                                 AGREEMENT


     This Agreement is made and entered into as of this 21st day of January, 1996, by and between MERLE WEST MEDICAL CENTER, a not-for-profit corporation organized under the laws of the State of Oregon, (hereinafter "MWMC"), and Medford Clinic, P.C., an Oregon professional corporation located at 555 Black Oak Drive, Medford, Oregon (hereinafter "Clinic").

                                  RECITALS

1. Whereas MWMC is tax exempt under the federal tax laws of the United States of America and operates an acute-care, general hospital located at 2865 Dagget Street, Klamath Falls, Oregon; and,

2. Whereas Clinic is a successful highly regarded medical clinic having a dialysis program of its own; and,

3. Whereas MWMC has a commitment to provide local in-center outpatient hemodialysis services to end-stage renal disease (ESRD) patients residing within its service area; and,

4. Whereas Clinic through its physicians, management team, and staff, possesses the experience and expertise to manage with quality and efficiency the daily operations of such an outpatient hemodialysis facility/program; and,

5. Whereas MWMC has committed itself, as a method of fulfilling its charitable purposes, establishing and promoting the existence of an in-center outpatient hemodialysis center for the treatment of ESRD patients to ensure that such hemodialytic care is available to the community; and,

6. Whereas an exclusive Agreement between MWMC and Clinic will benefit MWMC and the community served by MWMC; and

7. Whereas MWMC is prepared to enter into an exclusive management Agreement with Clinic and Clinic is agreeable to such management Agreement;

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter contained, the parties agree as follows:

                             RESPONSIBILITIES OF CLINIC

    8.   BASIC AGREEMENT BY CLINIC:

         8.1 Clinic agrees to provide management and dialysis services to ESRD patients in the Klamath Falls service area.


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         8.1.1  Clinic shall be responsible for providing all outpatient, home based dialysis services, which includes home training, peritoneal dialysis, and home hemodialysis until December 31, 1996; all new patients admitted for service on or before December 31, 1996 shall remain patients of Clinic, unless the patient requests otherwise.

                8.1.1.1 Clinic shall pay the sum of $75.00 per half day for use of MWMC facilities to provide services to Clinic's home-based dialysis patients as referenced in Section 8.1.1 above.

         8.1.2 After December 31, 1996, all new home-based dialysis patients shall be considered patients of MWMC.

                8.1.2.1 MWMC agrees to negotiate with Clinic to contract for the provision of home dialysis services, including patient training and on-going support for this group of patients.

    8.2 Clinic shall provide an appropriate level of staffing based on patient need at MWMC's West Dialysis Center (hereinafter "WDC") and agrees to decrease staffing based on decreased patient load, to the extent that patient care and safety are not compromised or adversely affected.

    8.3 Clinic agrees that MWMC's payment for staffing services rendered under the terms of this Agreement shall be based on the actual hours worked at MWMC.

    8.4 Clinic agrees that until a nephrologist resides in the Klamath Falls area, or at such future time as by mutual Agreement of the parties, all ESRD patients with ESRD related conditions who require in-patient treatment/hospitalization directly related to ESRD or other related ESRD conditions in the MWMC Service area will receive their care, including in-patient hospitalization acute dialysis services in Medford, Oregon.

    8.5 Clinic shall employ physicians who are licensed to practice medicine in the State of Oregon, and who specialize in the practice of nephrology.

    8.6 Clinic shall provide physician services to MWMC patients, and shall be available on site according to pre-approved schedule mutually satisfactory to both parties.

         8.6.1 A Clinic physician shall be on site at the WDC facility a minimum of one (1) day per month.

         8.6.2 A Clinic physician shall be available for consultation via telephone/facsimile 24 hours per day at all times a Clinic physician is not on site at the WDC facility.


AGREEMENT - 2

         8.6.3 Clinic shall recruit a Nephrologist who will reside in the Klamath Falls community at the time that the ESRD patient load at WDC reaches 45 patients (combined total of home-based and in-center dialysis patients).

         8.6.4 MWMC agrees that, during the initial term or any subsequent renewal term of this Agreement, it will neither recruit a nephrologist or other qualified physician of its own to Klamath Falls to competitively care for the dialysis needs of the end-stage renal disease patients, nor will it retain any physician other than a Clinic nephrologist to fill the position of Medical Director of its dialysis program.

    8.7 Clinic shall provide the services of a physician director (Medical Director) to MWMC.

         8.7.1 The Medical Director shall provide medical supervision of all services provided by Clinic under the terms and conditions of this Agreement.

         8.7.2 The Medical Director shall fulfill the responsibilities delineated in Section 405.2161 of Subpart U, Conditions for Coverage of Suppliers of End-Stage Renal Disease (ESRD) Services, 42 CFR Chapter IV (12/1/94). (See attached Exhibit A).

    8.8 The Medical Director and all physicians performing services on behalf of Clinic under the terms of this Agreement shall maintain on an unrestricted basis the following:

         8.8.1  Unlimited licensure as a physician in the State of Oregon;

         8.8.2  Federal DEA number;

         8.8.3 Medical Staff membership (Courtesy status) and appropriate clinical privileges at Merle West Medical Center;

         8.8.4 Medical Staff membership in good standing at another Oregon licensed in-patient facility; and

         8.8.5 Board eligibility or certification by the American Board of Nephrology.

    8.9 Clinic shall provide non-physician patient care and clinical support staff who are properly trained and present in adequate numbers to meet the needs of the patients, including those arising from medical emergencies.

         8.9.1 All individuals provided under this paragraph shall be employees of Clinic.


AGREEMENT - 3
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    8.10  Personnel which Clinic agrees to provide include the following:

          8.10.1  Registered nurse(s), including an on-site manager;

          8.10.2  Patient care technician(s);

          8.10.3  Machine/maintenance technician(s); and,

          8.10.4  Reuse technician(s).

    8.11 Clinic agrees in addition to the medical, clinical and technical services provided by patient care/clinical support staff as referenced above to provide the following consultative services including but not limited to:

         8.11.1  Program administration;

         8.11.2  Product and equipment evaluation and standardization; and,

         8.11.3 Quality assurance/improvement activities to meet MWMC/JCAHO standards.

    8.12 Clinic shall provide an adequate and appropriate level of orientation, and continuing education for Clinic personnel who provide services at MWMC subject to MWMC review and in accordance with established MWMC protocols and criteria for the provision of quality service.

    8.13 Individuals other than physicians who provide services on behalf of the Clinic under the terms of this Agreement shall be appropriately trained, licensed, and/or certified to perform the duties assigned to them.

         8.13.1 The training, licensure and/or certification of such individuals shall be based upon a mutual Agreement with MWMC and shall meet all local, state and federal statutory or rule requirements.

                 8.13.1.1 Clinic shall act promptly to correct any personnel problems identified by MWMC Liaison or Clinic site manager whether the issue identified is related to staff clinical competence, employee performance or overall performance.

                 8.13.1.2 MWMC Liaison agrees to confer with Clinic's Clinical Services Director regarding Clinic employees. MWMC Liaison shall, after said consultation, retain the right, for good cause shown, to refuse to allow any Clinic employee to perform services under the terms of this agreement at the WDC facility.


AGREEMENT - 4

         8.13.2 Clinic shall provide MWMC upon request evidence of any individual's training, licensure, and/or certification.

         8.13.3 Clinic shall be responsible for reporting to MWMC the outcome of any disciplinary or corrective action taken with any Clinic personnel provided under the terms of this Agreement within five (5) working days of the action.

         8.13.4 Clinic shall accept for training as soon as appropriate and feasible any individual, identified by either party needing training, and for whom the parties mutually agree training is appropriate.

    8.14 Clinic shall provide WDC specific, written policies and procedures pertaining to patient care as described in Section 405.2136 (f) of Subpart U, Conditions for Coverage of Suppliers of End-Stage Renal Disease (ESRD) Services, 42 CFR Chapter IV (12/1/94). (See Exhibit B as attached).

         8.14.1 All policies provided by Clinic shall be WDC specific and all such written policies and procedures shall be in Agreement with MWMC's standard policies, procedures and personnel practices.

         8.14.2 Such policies shall be in accordance with the criteria described in Section 405.2136 (d) of Subpart U, Conditions for Coverage of Suppliers of End-Stage Renal Disease (ESRD) Services, 42 CFR Chapter IV (12/1/94). (See Exhibit C as attached).

    8.15 Clinic shall oversee the implementation of a quality assurance/quality improvement program that is consistent with established MWMC programs and shall participate in MWMC's quality assurance and utilization review programs as deemed appropriate and necessary by MWMC.

    8.16 Clinic shall perform duties related to the delivery of outpatient, in-center hemodialysis services and other dialysis-related services, as mutually agreed upon by MWMC and Clinic.

    8.17 Clinic is responsible for the timely maintenance and repair of all dialysis machines and related equipment.

         8.17.1 Clinic machine/maintenance and reuse technician(s) shall promptly notify MWMC liaison of all repair parts and materials needed to comply with the terms of this Agreement.

    8.18 Clinic shall maintain profession liability insurance covering physicians, nursing personnel, and technicians as



AGREEMENT - 5
provided for in the current MWMC Medical Staff By-Laws, rules and regulations.

         8.18.1 Clinic shall furnish MWMC with a current certificate of Professional Liability Insurance for all physicians/licensed professionals for malpractice prior to commencing practice at MWMC.

         8.18.2 Clinic shall ensure that each physician/licensed professional provided under the terms of this Agreement has tail insurance coverage for all professional services performed under the terms of this Agreement.

                 8.18.2.1 A copy of the certificate of tail insurance shall be provided to MWMC at the termination of this Agreement, any renewal period, or at the time the physician/licensed professional provided by the Clinic under the terms of this Agreement terminates their employment with Clinic.

                 8.18.2.2 In the event a physician/licensed professional, provided by Clinic, under the terms of this Agreement, fails to obtain the required tail insurance, Clinic agrees to indemnify MWMC for any and all damages which are assessed against MWMC arising out of activities which would have been covered by such tail insurance.

    8.19 The Clinic shall include in all contracts with the physicians and other licensed professional personnel who will be provided by the Clinic under the terms of this Agreement a clause for indemnification of MWMC such as follows:

    - Clinic agrees to indemnify and hold harmless MWMC from and against any and all liability for claims of whatever kind or character arising out of:

      -- Clinic provided Physician/Licensed Professional Personnel's failure to comply with any statutes, regulations, ordinances, or licensing requirements for the provision of hemodialysis services; and

      -- Negligence or any other tortious conduct of any Clinic provided
         Physician/Licensed Professional Personnel relating to the provision of hemodialysis services or other medical care services under the terms of this Agreement; and

      -- Disputes arising out of any contractual commitments between the Clinic and Physician/Licensed Professional Personnel provided by the Clinic under the terms of the Clinic's Agreement with MWMC; and,

      -- Clinic provided Physician/Licensed Professional


AGREEMENT - 6

         Personnel's failure to obtain consent pursuant to Oregon law for such treatments as provided.

      -- Clinic provided Physician/Licensed Professional Personnel's failure to comply with applicable state and federal income tax laws.

    8.20 Clinic shall not bill or collect directly for any professional or technical fees from any patient or third-party payor for dialysis or dialysis related services provided to MWMC patients.

                                RESPONSIBILITY OF MWMC

9.  BASIC AGREEMENT OF MWMC:

    9.1 MWMC shall be responsible for providing the WDC facility for the provision of outpatient, in-center hemodialysis services.

    9.2  MWMC shall provide non-clinical support personnel.

         9.2.1 These individuals shall be responsible for patient reception, clerical functions, purchasing and delivering, and business office functions, including but not limited to billing and collections.

    9.3 MWMC shall provide clinical support in the service areas of social work and dietary services.

    9.4 MWMC agrees to make available to Clinic at the MWMC premises all medical supplies, equipment, furnishings and facilities reasonably necessary for the provision of quality, efficient care of MWMC patients.

    9.5 MWMC agrees to make available all office supplies, equipment, and furnishings reasonably necessary for staff and physicians to conduct the business of a dialysis program on site at the MWMC facility.

    9.6  MWMC shall maintain on an uninterrupted basis the following services:

         9.6.1     Housekeeping/janitorial services;
         9.6.2     Laundry/linen services;
         9.6.3     Communication services, including
                   telephone/fax/data lines;
         9.6.4     All building and landscaping maintenance;
         9.6.5     Garbage/hazardous waste disposal; and,
         9.6.6     All utilities.

    9.7  MWMC shall keep and maintain the building/premises, the

AGREEMENT - 7
equipment which is non-dialysis related, and furnishings in good working order and repair.

         9.7.1 MWMC shall be responsible for providing on a timely basis all necessary parts and materials related to the dialysis machines and related equipment upon timely notification and request from Clinic's machine/maintenance and reuse technician(s).

                 9.7.1.1 MWMC's timely response for the provision of necessary parts and materials will be as expected and required only when notification by Clinic personnel has been given on a timely basis.

    9.8 MWMC shall be responsible only for procurement of the parts for equipment repair as it relates to the dialysis machinery and all medically related equipment, and not for the repair itself.

    9.9  MWMC shall compensate Clinic for its services as follows:

         9.9.1 MWMC shall compensate Clinic for management services and ongoing consultative availability for clinical, technical, regulatory, and managerial matters that are dialysis related in the amount of $950.00 per month for each of the first twelve (12) months of this Agreement, or $11,400.00 per annum for the first year of this Agreement.

                 9.9.1.1 A formula with supporting criteria for adjusting the management fee after the first twelve (12) months of this Agreement shall be developed and mutually agreed upon by the parties no later than September 30, 1996.

         9.9.2 MWMC shall compensate clinic for physician/medical director services in the amount of $2,000.00 per month for each of the first twelve
(12) months of the Agreement, or $24,000.00 per annum for the first year of this Agreement.

                 9.9.2.1 A formula with supporting criteria for adjusting the medical director fee after the first twelve (12) months of this Agreement shall be developed and mutually agreed upon by the parties no later than September 30, 1996.

                 9.9.2.2 MWMC shall compensate Clinic for all non-physician patient care and clinical support services provided by Clinic staff to MWMC. Compensation shall be made on the basis of actual hours worked by Clinic staff.

                 9.9.2.3 MWMC shall be responsible for paying only for the actual number of hours staff work on location at the WDC facility.

AGREEMENT - 8

                 9.9.2.4 The parties agree that only upon mutual consent will the operating days of the WDC facility be increased beyond the start-up schedule of Monday, Wednesday and Friday.

                 9.9.2.5 Clinic shall be responsible for submitting to MWMC all billing statements in a format acceptable to MWMC.

                           9.9.2.5.1   Clinic shall be responsible to submit
all billing statements to MWMC each month no later than fifteen (15) days after the end of the preceding month in order for the Clinic to receive payment from MWMC on a timely basis as defined in Section 9.11 below.

                           9.9.2.5.2   The parties shall be responsible to
notify one another within a reasonable time prior to any anticipated need to increase or decrease staffing levels and to provide the party so notified with a rationale to justify said requested increase/decrease in staffing.

                           9.9.2.5.3   All billing statements shall identify,
by name, each staff member and the number of hours actually worked at WDC.

    9.10 MWMC shall compensate Clinic for the start-up expenses incurred to train the facility's new staff, dating from the first day of training until the day the MWMC facility becomes operational only upon Clinic's submission of an appropriate billing statement submitted in accordance with Section 8.21 and its subsections above.

    9.11 MWMC shall compensate Clinic within thirty (30) days from receipt of Clinic's monthly billing statement.

         9.11.1 MWMC liaison shall have five (5) days upon receipt of Clinic's monthly billing statements to dispute any charges in writing to Clinic's Clinical Services Manager in Medford, Oregon.

         9.11.2 All disputed charges will be resolved by mutual agreements of Clinic's Clinical Services Manager and MWMC's liaison.


                                  GENERAL PROVISIONS

10. TERM OF THIS AGREEMENT:

    10.1 This Agreement is to take effect on January 22, 1996, and is to continue in force until midnight, January 21, 2001.

    10.2 This Agreement may be renewed for one (1) successive three-year term, upon mutual agreement of the parties.

AGREEMENT - 9

          10.2.1  Clinic shall give notice to MWMC one hundred and twenty
(120) days prior to the end of the first term, or any successive term, of this Agreement of the desire to negotiate an additional term.

          10.2.2 All terms and conditions of the original Agreement as commencing on January 22, 1996 shall be in full force and effect in any renewal agreement unless specifically altered in a written addendum signed by both parties, attached and incorporated into the original agreement.

11.  TERMINATION OF AGREEMENT:

     11.1 The obligations of the parties to this Agreement shall terminate upon the occurrence of any of the following:

           11.1.1 Failure of Clinic or any of the physicians/licensed professional personnel provided under the terms of this agreement to qualify or obtain licensure in Oregon, appointment to the MWMC Medical Staff, (which shall not be unreasonably withheld) medical malpractice insurance coverage or to satisfy any other contingency contained within this document.

           11.1.2 Material breach by MWMC at the option of Clinic unless the breach is curable and is cured within thirty (30) consecutive calendar days following notice pursuant to Section 32 below.

           11.1.3 Material breach of contract by Clinic at the option of MWMC unless the breach is curable and is cured within thirty (30) consecutive calendar days following notice pursuant to Section 32 below.

           11.1.4 This Agreement may be terminated by MWMC IMMEDIATELY WITHOUT NOTICE in the event MWMC in good faith determines that Clinic or any of its physicians, licensed professional staff or agents is conducting themselves in an unprofessional, unethical, or fraudulent manner, which MWMC believes discredits or is detrimental to its reputation, character, and standing within the community.

           11.1.5 This Agreement may be terminated by MWMC IMMEDIATELY WITHOUT NOTICE in the event MWMC, in good faith, determines that Clinic or any of its physicians, licensed professional personnel or agents are not providing adequate patient care, or that the safety of patients is jeopardized by Clinic's continued provision of services under the terms of this Agreement.

           11.1.6  This Agreement may be terminated by

AGREEMENT - 10

Clinic immediately without notice in the event Clinic in good faith determines that MWMC or any of its licensed professional staff or agent is conducting themselves in an unprofessional, unethical, or fraudulent manner, which Clinic believes discredits or is detrimental to its reputation, character, and standing within the community.

          11.1.7 This Agreement may be terminated by Clinic immediately without notice in the event Clinic, in good faith, determines that MWMC or any of its licensed professional personnel or agents are not providing adequate care, or that the safety of patients is jeopardized by MWMC's continued provision of services under the terms of the Agreement.

12.  EFFECT OF TERMINATION:

     12.1 Upon termination of this Agreement, for any reason, neither party shall have any further obligation hereunder except:

           12.1.1  Obligations accruing prior to the date of termination;

           12.1.2 Obligations, promises, or covenants contained herein which are expressly made to extend beyond the term of this agreement (e.g. tail coverage, etc.);

           12.1.3 Clinic agrees that all physicians/licensed professionals provided under the terms of this Agreement shall resign from membership on the medical staff and relinquish all clinical privileges and forego any redress allowed in the medical staff bylaws (i.e. Hearing and Appeals).

13.  FINAL ACCOUNTING:

     13.1 Within ninety (90) days after the term of this Agreement, or any renewal period, Clinic shall submit a final billing statement for all outstanding amounts owed under the terms of this Agreement.

14.  ACCESS TO FINANCIAL RECORDS:

     During the term of this Agreement or any renewal of this Agreement, Clinic agrees to keep and maintain accounting records reflecting all fees billed for professional services and collections received from all sources of income in connection with Clinic's performance under the terms of this Agreement. Clinic further agrees to bring in a designated officer or employee of MWMC to inspect such records at the end of each month or at other convenient times during the term of this Agreement so long as guarantee advance payments are being made, if reasonably requested by MWMC.


AGREEMENT - 11

15.  RECORDS:

     15.1 For the purpose of implementing Section 1861(v)(l)(I) of the Social Security Act, as amended, and any written regulations thereto, Clinic agrees to comply with the following statutory requirements governing the maintenance of documentation to verify the cost of services rendered under this Agreement.

           15.1.1 Until the expiration of four (4) years after the furnishing of such services pursuant to such contract, Clinic shall make available, upon written request to the Secretary of HHS, or upon request of the Comptroller General of the U.S., or any of their duly authorized representatives, the contract, and books, documents, and records of Clinic that are necessary to certify the nature and extent of such costs; and,

           15.1.2 If Clinic carries out any of the duties of the contract through a subcontract with a value or cost of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) or more over a 12-month period, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary, or upon request to the Comptroller General, or any of their duly authorized representatives, the subcontract, and books, documents, and records of such organization that are necessary to verify the nature and extent of such costs.

           15.1.3 If Clinic is requested to disclose any books, documents, or records relevant to this Agreement for the purpose of an audit or investigation, Clinic shall notify MWMC of the nature and scope of such request and shall make available, upon written request of MWMC, all such books, documents, or records.

           15.1.4 In the event of any breach of this paragraph by Clinic or any of his subcontractors, MWMC shall have the right to terminate this Agreement after ten (10) days' notice.

           15.1.5 Clinic shall indemnify and hold harmless MWMC in the event that any amount of reimbursement is denied or disallowed by the reimbursement programs because of the failure of Clinic or any of its related subcontractors to comply with the obligations stated in Paragraphs 15.1.1 and
15.1.2 of this section. Such indemnity shall include, but not be limited to, the amount of reimbursement denied or disallowed, plus any interest, penalties, and legal costs.

           15.1.6 This section is effective as of the effective date of this agreement, and pertains to all records that have or should have been maintained on or after that date.


AGREEMENT - 12

           15.1.7 This section pertains solely to the maintenance and disclosure of specified records and shall have no effect upon the right of the parties to this Agreement to make assignments or delegations.

16.  INDEPENDENT CONTRACTOR:

     In the performance of the work, duties, and obligations devolving upon Clinic, any of its subcontractors, employees, or agents, under this Agreement, it is mutually understood and agreed that Clinic, its subcontractors, employees, or agents, is at all times acting and performing as an independent contractors in providing any and all services under the terms of this Agreement. MWMC shall neither have nor exercise any control or direction over the methods by which Clinic, its subcontractors, employees, or agents, shall perform their work. The sole interest and responsibility of MWMC is to ensure that the services offered by the WDC facility shall be performed and rendered in a competent, efficient, and satisfactory manner. All applicable provisions of law and other rules and regulations of any and all governmental authorities relating to licensure and regulation of physicians, licensed professionals, and hospitals, as well as the recommendations of the Joint Commission on Accreditation of Health Care Organizations, shall be fully complied with by all parties hereto. None of the provisions of this Agreement shall be interpreted to conflict with the intent of the parties that the legal status of Clinic shall at all times be that of an independent contractor.

17.  INSURANCE, SALARIES WORKERS' COMPENSATION, TAXES, PENSIONS, ETC.:

     Neither Clinic nor its employees shall be deemed employees of MWMC for any purpose whatsoever, and neither shall be eligible to participate in any benefit program provided by MWMC for its employees. Clinic shall be exclusively responsible for the payment of all wages/salaries, taxes, withholding payments, fees and professional liability insurance premiums; and these items will be considered reasonable practice expenses. Contributions to insurance, pension or other deferred compensation plans including, but not limited to, Workers' Compensation and Social Security obligations and penalties are not considered reasonable practice expenses for purposes of this Agreement. Clinic shall be responsible for the filing of all necessary documents, forms, and returns pertinent to all of the foregoing. Clinic shall not bring and shall hold harmless and provide MWMC with a defense against any and all claims that MWMC is responsible for the payment or filing of any of the foregoing payments, withholdings, contributions, taxes, and documents and returns, including but not limited to Social Security taxes and employer income tax withholding obligations.


AGREEMENT - 13

18.  LIMITATIONS OF RESPONSIBILITY:

     18.1 Clinic agrees to indemnify and hold harmless MWMC from and against any and all liability for claims of whatever kind or character arising out of:

           18.1.1 Clinic's failure to comply with any statutes, regulations, ordinances or licensing requirements for the provision of services under the terms of this Agreement.

           18.1.2 Negligence or any other tortious conduct of Clinic and/or Clinic's personnel or agents relating to the provision of services under the terms of this Agreement.

           18.1.3 Disputes arising out of any contractual commitments between Clinic and third parties;

           18.1.4 Clinic's failure to request from MWMC sufficient equipment and personnel to provide the services Clinic is obligated to provide under the terms of this Agreement.

           18.1.5 Clinic's failure to obtain informed consent pursuant to Oregon Law for such treatments as provided.

     18.2 Clinic agrees to defend any claims of negligence against the MWMC based upon allegations of malpractice against the Clinic.

     18.3 MWMC agrees to indemnify and hold harmless Clinic from and against any and all liability for claims of whatever kind of character arising out of:

           18.3.1 MWMC's failure to comply with any statutes, regulations, ordinances or licensing requirements;

           18.3.2 Negligence or any other tortious conduct of MWMC's personnel or agents;

           18.3.3 Disputes arising out of any contractual commitments between MWMC and third parties;

     18.4 MWMC agrees to defend any claims of negligence against the Clinic based upon allegations of malpractice against MWMC, its subcontractors, employees or agents.

19.  SUPERVENING LAW:

     The parties recognize that this Agreement at all times is to be subject to applicable state, local and federal law, including, but not limited to, The National Health Planning and Resources Development Act of 1974, The Social Security Act, and the rules, regulations and policy of The Department of Health and

AGREEMENT - 14

Human Services, all public health and safety provisions of state law and regulation, and the rules and regulations of the Health Systems Agency and the State Certificate of Need Agency. The parties further recognize that the Agreement shall be subject to amendments in such laws and regulations and to new regulations such as a new federal or state economic stabilization program or health insurance program. Any provisions of law that invalidate, or otherwise are inconsistent with, the terms of this Agreement, or that would cause one or both parties to be in violation of law, shall be deemed to have superseded the terms of this Agreement, provided, however, that the parties shall exercise their best efforts to accommodate the terms and intent of this Agreement to the greatest extent possible, consistent with the requirements of law.

20.  COOPERATION:

     20.1 Both parties agree to the appointment of a specific liaison personnel who will meet on a quarterly basis, or more frequently as required to discuss the implementation of the terms of this Agreement.

     20.2 For the first term of this Agreement, the Clinic's Liaison person shall be the Associate Administrator, Medford Clinic, or his designee, the Clinical Services Manager of the dialysis program at the Medford Clinic.

     20.3 The MWMC administrative liaison person shall have the authority to bring all issues of concern regarding the operation of the dialysis center to the attention of the Clinic manager and Clinic's Clinical Services Manager in Medford, Oregon.

     20.4 The parties further agree that on a quarterly basis representatives of the parties shall formally meet to review implementation of the terms of this Agreement, WDC operations, future planning and other concerns/issues identified by either party.

     20.5 All issues raised by the MWMC liaison personnel and/or the Clinic liaison and clinical manager shall be resolved by mutual Agreement of the parties within twenty (20) days of their initial identification or other time frame as agreed upon by the parties.

     20.6 Clinic's Liaison shall provide to MWMC Liaison notification of all actions taken to resolve any problem identified by MWMC Liaison within five
(5) days of the action.

     20.7 Parties agree that upon mutual agreement Clinic staff may become MWMC staff.

AGREEMENT - 15

21.  CLAUSE HEADING:

     The clause headings appearing in this Agreement are for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to, define, limit, or extend the scope or intent of the clauses to which they appertain.

22.  LANGUAGE OF AGREEMENT:

     Pronouns used in this instrument shall be construed in accordance with appropriate gender or neuter and as either singular or plural as the context requires.

23.  PREPARATION OF AGREEMENT:

     This instrument shall be construed as though prepared by MWMC and Clinic.

24.  INCONSISTENT PROVISIONS:

     To the extent possible, the Bylaws, rules and regulations, and policies of the hospital and this Agreement shall be construed as being consistent with one another. In the event that consistent construction between this Agreement and the aforementioned documents is not possible, the provisions of this Agreement are to be given effect and intended to supersede inconsistent provisions unless to do so would be unlawful.

25.  WARRANTY OF AUTHORITY:

     MWMC represents and warrants to Clinic and Clinic warrants to MWMC that each has the full power and authority to enter into this Agreement.

26.  SEVERABILITY:

     If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Agreement and the application of any term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby; and all other terms shall be valid and enforceable to the fullest extent permitted by law, except where to do so would frustrate the purpose of this Agreement.

27.  ENTIRETY OF THE AGREEMENT:

     This instrument contains the entire Agreement between the parties; and no statements, writings, promises, or inducements made by either party or an agent of either party that are not contained in this written Agreement, shall be valid or binding. This Agreement may not be enlarged, modified, or altered except

AGREEMENT - 16
in writing, signed by the parties and endorsed on this Agreement.

28.  ASSIGNMENT:

     28.1 Nothing contained within this Agreement shall be construed to permit the assignment or delegation by MWMC or Clinic of any rights, duties, or obligations hereunder; and such assignment is expressly prohibited, except as delineated in Paragraphs 28.2 and 28.3 below.

     28.2 Nothing contained in this Agreement shall be construed as to prohibit either party from delegating duties to subcontractors as relates to any of the obligations for record-keeping, either medical or financial, which are consistent with either party's professional duty.

     28.3 Nothing contained in this Agreement shall be construed as to prohibit either party from assigning its rights or delegating its duties to a subsidiary or successor corporation.

29.  GOVERNING LAW:

     This Agreement is executed in the City of Klamath Falls, State of Oregon, and shall be construed under the laws of the State of Oregon.

30.  CONFIDENTIALITY.

     30.1 The parties to this Agreement agree that all terms and conditions of this Agreement shall be kept confidential except as herein specifically required by state or federal law.

     30.2 The parties shall exercise reasonable efforts to keep the terms and provisions of this Agreement confidential, and also shall exercise reasonable efforts not to disclose any of the terms of employee's employment, salary and benefits to other persons except in response to an order of a court, governmental demands, or, if necessary, to attorneys, accountants and auditors, who shall be apprised of this Agreement concerning confidentiality.

     30.2.1 Not withstanding paragraph 30.1 and 30.2, neither party shall have any liability to the other party if for any reason beyond the reasonable control of either party the terms and conditions of this Agreement shall be disclosed or otherwise become known to others.

     30.2.2 This obligation shall continue in force after the term of this Agreement, and shall survive any termination of this Agreement.

AGREEMENT - 17

31.  BENEFIT OF AGREEMENT:

     This Agreement shall inure to the benefit of the parties to this Agreement.

32.  NOTICE:

     All notices given under this Agreement shall be in writing, and shall be sent by registered mail to the parties at their respective addresses as given in the signature block section below.

     IN WITNESS HEREOF, the parties hereto have duly executed this Agreement effective the date first written above.

MERLE WEST MEDICAL CENTER              Medford Clinic, P.C.
2865 Daggett St.                       Address 555 Black Oak Drive
Klamath Falls, OR 97601                Medford, OR 97504-4328


By  /s/ DON L. YORK                    By  /s/ Bruce Van Zee, M.D.
   ---------------------------------      ---------------------------------
Its  V.P.                              Its  PRESIDENT
    --------------------------------       --------------------------------


                                       By  /s/ JON NESS
                                          ---------------------------------
                                       Its  CEO
                                           --------------------------------


                                       By  /s/ TODD WALLENBERG
                                          ---------------------------------
                                       Its  ASSOCIATE ADMINISTRATOR
                                           --------------------------------


            This Agreement approved as to legal sufficiency dated this 14TH day of JUNE, 1996

            BOIVIN, JONES, UERLINGS, DiIACONI & ODEN
            Attorneys for MWMC

            Signed:  /s/ BARBARA M. DiIACONI
                    -------------------------------
                    Barbara M. DiIaconi


AGREEMENT - 18